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                                                                     Exhibit 5-1




                                                     September 5, 2003


Exelon Corporation
Exelon Capital Trust I
Exelon Capital Trust II
Exelon Capital Trust III
10 South Dearborn Street - 37th Floor
P.O. Box 805379
Chicago, Illinois 60680

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Exelon Corporation, a Pennsylvania corporation (the "Company"), and Exelon Capital Trust I, Exelon Capital Trust II, and Exelon Capital Trust III, each a statutory trust created under the laws of the State of Delaware (each, a "Trust" and, collectively, the "Trusts"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to: (i) shares of common stock, no par value (the "Common Stock"), of the Company, (ii) Stock Purchase Contracts of the Company,
(iii) Stock Purchase Units of the Company, (iv) unsecured debt securities of the Company (the "Debt Securities"), (v) unsecured subordinated debt securities of the Company (the "Subordinated Indebtedness"), (vi) shares of preferred stock, no par value (the "Preferred Stock"), of the Company, and (vii) trust preferred securities (the "Trust Preferred Securities") of the Trusts and the related guarantees (each, a "Guarantee" and, collectively, the "Guarantees") by the Company with respect to the obligations of the Trusts with respect to any issue of Trust Preferred Securities, in each case in amounts, at prices and on terms to be determined at the time of an offering (collectively, the "Securities").

         The Debt Securities will be issued under an Indenture (the "Debt Indenture") between the Company and J.P. Morgan Trust Company, National Association, formerly Chase Manhattan Trust Company, N.A., as trustee (the "Debt Trustee"). The Subordinated Indebtedness will be issued under an Indenture (the "Subordinated Indenture") between the Company and Wachovia Bank, National Association, as trustee (the "Subordinated Trustee").

         In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto and such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have




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Exelon Capital Trust I
Exelon Capital Trust II
Exelon Capital Trust III
September 5, 2003
Page 2 of 5


considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth, including the Company's Restated Articles of Incorporation, Bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Securities and statements from certain officers of the Company. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

         Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

         1. When (a) the Registration Statement has become effective under the Act, (b) the shares of Common Stock have been duly and properly authorized for issuance, and (c) the shares of Common Stock have been duly and properly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued pursuant to Stock Purchase Contracts), will be legally issued, fully paid and non-assessable.

         2. When (a) the Registration Statement has become effective under the Act, (b) a Stock Purchase Contract Agreement relating to the Stock Purchase Contracts (the "Stock Purchase Contract Agreement") and such Stock Purchase Contracts have been duly and properly authorized, (c) the Stock Purchase Contract Agreement has been duly and properly executed and delivered, (d) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly and properly established in conformity with the Stock Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Stock Purchase Contracts have been duly and properly executed and issued in accordance with the Stock Purchase Contract Agreement relating to such Stock Purchase Contracts and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         3. When (a) the Registration Statement has become effective under the Act, (b) the Stock Purchase Units, a Stock Purchase Contract Agreement relating to the Stock Purchase Contracts comprising a part of the Stock Purchase Units and such Stock Purchase Contracts have been duly and properly authorized, (c) the Stock Purchase Contract Agreement has been duly and properly executed and delivered, (d) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly and properly established in conformity with the Stock Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company,
(e) the terms of the collateral arrangements relating to such Stock Purchase Units have been duly and properly established and the agreement(s) relating thereto has been duly and properly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any




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Exelon Capital Trust I
Exelon Capital Trust II
Exelon Capital Trust III
September 5, 2003
Page 3 of 5


agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (f) the Stock Purchase Contracts have been duly and properly executed and issued in accordance with the Stock Purchase Contract Agreement relating to such Stock Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         4. When (a) the Registration Statement has become effective under the Act, (b) a series of Preferred Stock has been duly and properly authorized for issuance and a Statement with Respect to Shares of the Company classifying the Preferred Stock and setting forth the terms thereof substantially in the form filed as an exhibit to the Registration Statement has been duly and properly authorized, executed and filed with the Secretary of the Commonwealth of Pennsylvania, Department of State, (c) a prospectus supplement with respect to such series of Preferred Stock shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder, and (d) the shares of Preferred Stock have been duly and properly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Preferred Stock will be legally issued, fully paid and non-assessable.

         5. When (a) the Registration Statement has become effective under the Act, (b) a supplemental indenture, if utilized, has been duly and properly authorized, executed and delivered by the Company and the Debt Trustee and qualified under the Trust Indenture Act of 1939, as amended, (c) the terms of the Debt Securities and of their issuance and sale have been duly established in accordance with the Debt Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (d) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder, and (e) such series of Debt Securities shall have been duly and properly executed and authenticated in accordance with the Debt Indenture and duly and properly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, each series of Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         6. When (a) the Registration Statement has become effective under the Act, (b) a supplemental indenture, if utilized, has been duly and properly authorized, executed and delivered by the Company and the Subordinated Trustee and qualified under the Trust Indenture Act of 1939, as amended, (c) the terms of the Subordinated Indebtedness and of their issuance and sale have been duly established in accordance with the Subordinated Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or





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Exelon Capital Trust I
Exelon Capital Trust II
Exelon Capital Trust III
September 5, 2003
Page 4 of 5


instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (d) a prospectus supplement with respect to such series of Subordinated Indebtedness shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder, and (e) such series of Subordinated Indebtedness shall have been duly and properly executed and authenticated in accordance with the Subordinated Indenture and duly and properly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, each series of Subordinated Indebtedness will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         7. When (a) the Registration Statement has become effective under the Act, (b) a Guarantee Agreement between the Company and Wachovia Trust Company, National Association, as guarantee trustee (the "Guarantee Trustee"), substantially in the form filed as an exhibit to the Registration Statement has been duly and properly authorized, executed and delivered by the Company and the Guarantee Trustee and qualified under the Trust Indenture Act of 1939, as amended, (c) a prospectus supplement with respect to a Guarantee shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder, and (d) the Trust Preferred Securities in respect of which such Guarantee Agreement shall have been executed and delivered shall have been duly and properly authorized, issued and delivered to the purchasers thereof, as contemplated in the Registration Statement and such resolutions, against payment of the agreed consideration therefor, each Guarantee will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Securities at issue: (a) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (b) in the case of the issue of the Debt Securities, Subordinated Indebtedness or a Guarantee, the Debt Indenture, the Subordinated Indenture or the Guarantee Agreement, as applicable, will not have been modified or amended; (c) the Amended and Restated Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect; and (d) the Company will have any approval required under the Public Utility Holding Company Act of 1935.

         We note that an opinion letter of Richards, Layton & Finger, P.A., Delaware counsel to the Company, dated and delivered to you concurrently herewith, addresses, among other things, the legality of the Trust Preferred Securities covered by the Registration Statement.

         We express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Pennsylvania.



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Exelon Capital Trust I
Exelon Capital Trust II
Exelon Capital Trust III
September 5, 2003
Page 5 of 5


         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP